                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): July 11, 2003

                         NESS ENERGY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

           Washington                     000-10301                 91-1067265
 (State or other jurisdiction of    (Commission File Number)      (I.R.S. Employer
  incorporation or organization)                                 Identification No.)

      4201 East Interstate 20, Willow Park, Texas          76087
       (Address of principal executive offices)         (Zip Code)

          Registrant's telephone number, including area code: 817-341-1477

              (Former name, former address and former fiscal year,
                          if changed since last report)

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Item 2. Acquisition and Disposition of Assets

On July 11, 2003, the Company, Ness Energy International, Inc, completed a purchase, through its operations and interests in Israel, of equipment for oil and gas exploration and production including recovery. The property includes a total of approximately 29 different components and parts, including diesel engines, a drilling rig, large truck, piping, and pumps. Many of the items are new, in original crates, balance being in good working condition. The purchase price was $118,000 and paid in full.

The property is being stored in Israel, and the Company was advised of full delivery of all items at the storage facility. The principle followed to determine the price was arms length negotiations. The assets were purchased from a company called Abjac Mazal Limited Partnership in a court sponsored liquidation and the price was paid from Company funds.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

       NESS ENERGY INTERNATIONAL, INC.
       (Registrant)

       By: /s/ Sha Stephens
               Sha Stephens, President
       (Principal Executive Officer)

       Date: 7/28/03